Exhibit 99.1
FLEET STATUS REPORT
Atwood Oceanics, Inc. and Subsidiaries Fleet Status Report as of July 28, 2015

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER
ATWOOD ADVANTAGE	12,000'	U.S. Gulf of Mexico	NOBLE ENERGY INC.	April 2017 (Fixed term)	$584,000	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD ACHIEVER	12,000'	Morocco	PXP MOROCCO B.V.	August 2015 (1 well)	$667,000
		Mauritania/Senegal	KOSMOS ENERGY LTD.	November 2017 (Fixed term)	$595,000 (all applicable taxes to be reimbursed by client)	Day rate subject to change due to cost escalation provisions in the contract. The rig is anticipated to incur 5 zero rate days in August 2015 for maintenance.
ATWOOD ADMIRAL	12,000'	Under construction in South Korea. Scheduled for completion in September 2015.	---	AVAILABLE	N/A	We exercised an option to delay the delivery of the rig to March 2016. Delivery of rig may be delayed up to September 2016 at Atwood's option.
ATWOOD ARCHER	12,000'	Under construction in South Korea. Scheduled for completion in June 2016.	---	AVAILABLE	N/A	Delivery of rig may be delayed up to June 2017 at Atwood's option.
ATWOOD CONDOR	10,000'	U.S. Gulf of Mexico	SHELL OFFSHORE INC.	November 2016 (Fixed term)	$555,000	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD OSPREY	8,200'	Australia	CHEVRON AUSTRALIA PTY. LTD.	May 2016 (Fixed term)	Approximately $455,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5,000'	Australia	WOODSIDE ENERGY LTD.	September 2016 (Fixed term)	Approximately $450,000
Day rate subject to change due to cost escalation and currency exchange provisions in the contract.

The rig is expected to incur approximately 28 zero rate days in October 2015 for its special survey and maintenance on the mooring system.

ATWOOD FALCON	5,000'	Australia	BHP BILLITON PETROLEUM PTY., LIMITED	March 2016 (Fixed term)	Approximately $430,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
ATWOOD HUNTER	5,000'	In - transit	---	---	---	We have entered into an agreement to scrap/recycle the rig.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
JACKUPS
ATWOOD MAKO	400'	Vietnam	THANG LONG JOINT OPERATING COMPANY / PETROVIETNAM DRILLING AND WELL SERVICES CORPORATION	October 2015 (1 well)	$152,000
ATWOOD MANTA	400'	Thailand	CEC INTERNATIONAL, LTD.	December 2015 (Fixed term)	$159,500	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD ORCA	400'	Thailand	MUBADALA PETROLEUM	February 2016 (Fixed term)	$165,000	Day rate subject to change due to cost escalation provisions in the contract.
ATWOOD BEACON	400'	Italy	ENI S.p.A.	June 2016 (Fixed term)	117,155 EUR	Day rate subject to change due to cost escalation provisions in the contract. The contract provides a six month priced option that is linked to the price of Brent crude oil.
ATWOOD AURORA	350'	Cameroon	ADDAX PETROLEUM CAMEROON LIMITED	September 2016 (Fixed term)	$158,000 / $185,000 (inclusive of Cameroon withholding tax depending on well location)	Day rate subject to change due to cost escalation provisions in the contract.

DEFINITIONS AND DISCLAIMERS

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise. Statements contained in this Fleet Status Report, including, but not limited to, information regarding our estimated rig availability, estimated delivery dates, estimated contract duration, day rates, future contract commencement dates and locations and planned out of service time are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancellation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks; terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations); the impact of governmental and industry laws and regulations; and environmental matters. These factors and others are described and discussed in our most recently filed annual report on Form 10-K , in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. All information in this Fleet Status Report is as of the date indicated above and is subject to change without notice. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.